UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2022

Heron Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33221	94-2875566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4242 Campus Point Court, Suite 200, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 251-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HRTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On June 27, 2022, the Board of Directors of Heron Therapeutics, Inc. (the “Company”) approved a reduction in force that is expected to result in the termination of approximately 34% of the Company’s workforce. The reduction in force is being implemented in order to enable the Company to decrease its costs and maintain a streamlined organization to support its acute care and oncology care franchises. The reduction in force is a component of the Company’s broader efforts to address the current market dynamics and prepare the Company for long-term sustainability. The employees impacted by the reduction in force will exit the Company in the third and fourth quarters of 2022. The Company will provide employees with one-time severance payments upon termination, continued benefits for a specific period of time, outplacement services and certain equity award modifications. The Company expects to incur total expenses of $6.3 million, $5.9 million of which is primarily for severance and related costs and $0.4 million of which is for non-cash, stock-based compensation expense related to equity award modifications. The Company anticipates recognizing $4.3 million of the total expenses in the second quarter of 2022, $1.3 million of the total expenses in the third quarter of 2022 and $0.7 million of the total expenses in the fourth quarter of 2022. The Company expects the cash payments due to terminated employees will be substantially completed in the first quarter of 2023.

On June 30, 2022, the Company issued a press release regarding its restructuring and cost reduction plan, a copy of which is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated June 30, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heron Therapeutics, Inc.

Date: June 30, 2022	/s/ David Szekeres
David Szekeres Executive Vice President, Chief Operating Officer